UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 15, 2021

Protara Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36694	20-4580525
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

345 Park Avenue South Third Floor New York, NY	10010
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (646) 844-0337

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	TARA	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective October 15, 2021, Martín Sebastian Olivo, M.D. will no longer be employed by the Company as Chief Medical Officer (the “Separation”). Dr. Olivo and the Company have entered into a consulting agreement (the “Consulting Agreement”), effective October 16, 2021, pursuant to which Dr. Olivo will provide consulting and transition services to the Company through November 22, 2021.

In connection with the Separation, Dr. Olivo and the Company have also entered into a Separation Agreement and Release, dated October 15, 2021 (the “Separation Agreement”), to memorialize the terms of his severance arrangements with the Company. Pursuant to the Separation Agreement, in consideration of a general release of all claims against the Company and certain representations, warranties, covenants and agreements, Dr. Olivo is entitled to receive (i) his base salary for a period of nine months paid in a lump sum; (ii) a one-time lump sum pro-rata payment of his bonus at target; (iii) reimbursement of all business expenses for which he is entitled; (iv) reimbursement of COBRA premium costs for nine months; (v) reimbursement of supplemental life insurance premium costs for nine months; and (vi) pro-rata vesting of his outstanding equity award, as he was not employed through the one-year anniversary of the grant date of such outstanding equity award.

The foregoing descriptions of the terms of the Consulting Agreement and the Separation Agreement do not purport to be complete and are qualified in their entirety by the full text of the Consulting Agreement and the Separation Agreement, which are filed as Exhibit 10.1 and Exhibit 10.2, respectively, to this Current Report on Form 8-K and are incorporated by reference herein.

Item 8.01. Other Events.

Effective October 15, 2021, the Company promoted Jathin Bandari, M.D. to the position of VP, Head of Clinical Development and Interim Chief Medical Officer. Dr. Bandari joined Protara in April 2020.  He is a Urologic Oncologist who specializes in both minimally invasive urologic oncology and advanced open pelvic and retroperitoneal cancer surgery. Dr. Bandari received his medical degree at Johns Hopkins University and completed his urology residency at University of Pittsburgh Medical Center. Following residency, he completed a Society of Urologic Oncology fellowship at the University of Pittsburgh Medical Center.  Dr. Bandari maintains an academic appointment at the University of Rochester.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Exhibit Description

10.1	Consulting Agreement, dated as of October 16, 2021, by and between the Company and Martín Sebastian Olivo, M.D.
10.2	Separation Agreement and Release, dated as of October 15, 2021, by and between the Company and Martín Sebastian Olivo, M.D.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 18, 2021	Protara Therapeutics, Inc.

	By:	/s/ Blaine Davis
Blaine Davis
Chief Financial Officer

2